UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2024
Travel + Leisure Co.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6277 Sea Harbor Drive
Orlando	Florida	32821
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Travel + Leisure Co. (the “Company”) entered into an Amended and Restated Employment Agreement with each of Michael D. Brown, the Company’s President and Chief Executive Officer, and Michael Hug, the Company’s Chief Financial Officer, on May 17, 2024 (the “Employment Agreements”). The terms of the existing employment agreements with Messrs. Brown and Hug are scheduled to expire on May 31, 2024. The Amended and Restated Employment Agreements are effective June 1, 2024 and extend the term of employment with the Company for Messrs. Brown and Hug for a period of three years to May 31, 2027, on substantially the same terms and conditions as set forth in the existing employment agreements. Copies of the Employment Agreements are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described under Item 5.07 of this Current Report on Form 8-K, on May 15, 2024, the Company held its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). At the 2024 Annual Meeting, the shareholders of the Company approved amendments to the Company’s Restated Certificate of Incorporation (as amended, the “Third Amended and Restated Certificate of Incorporation”) to (i) provide for exculpation of certain officers of the Company as permitted by recent amendments to Delaware law, (ii) designate the federal district courts of the United States as the sole and exclusive forum for claims under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) make certain other non-substantive changes (collectively, the “Amendments”), as further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2024 (the “Proxy Statement”). The Amendments became effective at 11:59 P.M. Eastern Time on May 16, 2024, after the Company filed the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 16, 2024.
The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amended and Restated Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.07             Submission of Matters to a Vote of Security Holders.
(a)The Company held the 2024 Annual Meeting on May 15, 2024.
(b)At the 2024 Annual Meeting, five proposals described in the Proxy Statement were submitted to the Company’s shareholders. The final voting results are as follows:
Proposal 1
The Company’s shareholders elected the following Directors to serve for a term ending at the 2025 annual meeting, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification, or removal.

	Votes For	Votes Withheld	Broker Non-Votes
Louise F. Brady	55,910,083	968,034	6,031,931
Michael D. Brown	55,758,083	1,120,034	6,031,931
James E. Buckman	55,166,953	1,711,164	6,031,931
George Herrera	54,914,065	1,964,052	6,031,931
Stephen P. Holmes	55,373,927	1,504,190	6,031,931
Lucinda C. Martinez	56,216,176	661,941	6,031,931
Denny Marie Post	55,795,753	1,082,364	6,031,931
Ronald L. Rickles	56,192,170	685,947	6,031,931
Michael H. Wargotz	55,307,941	1,570,176	6,031,931
Proposal 2
The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of our named executive officers in the Proxy Statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
44,110,747	12,638,258	129,112	6,031,931

Proposal 3
The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstain	Broker Non-Votes
61,694,941	1,140,778	74,329	—
Proposal 4
The Company’s shareholders approved the amendment to the Certificate of Incorporation to provide for exculpation of certain officers as permitted by recent amendments to Delaware law.

Votes For	Votes Against	Abstain	Broker Non-Votes
46,610,031	10,154,602	113,484	6,031,931
Proposal 5
The Company’s shareholders approved the amendment to the Certificate of Incorporation to designate the federal district courts of the United States as the sole and exclusive forum for claims under the Securities Act.

Votes For	Votes Against	Abstain	Broker Non-Votes
46,748,712	10,042,052	87,353	6,031,931
(c)Not applicable.
(d)Not applicable.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of the Company
10.1	Amended and Restated Employment Agreement by and between Travel + Leisure Co. and Michael Brown, dated June 1, 2024
10.2	Amended and Restated Employment Agreement by and between Travel + Leisure Co. and Michael Hug, dated June 1, 2024
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVEL + LEISURE CO.

By: /s/ Thomas M. Duncan
Name: Thomas M. Duncan
Title: Chief Accounting Officer

Date: May 20, 2024